                            Exhibit 1.1

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STATUTS COORDONNES à la date du 25 janvier 2022

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A.NAME - DURATION - PURPOSE - REGISTERED OFFICE Article 1 Name
There exists a company in the form of a joint stock company (société anonyme) under the name of “GLOBANT S.A.” (the "Company") which shall be governed by the law of 10 August 1915 concerning commercial companies, as amended (the “Law”), as well as by the present articles of association.
Article 2 Duration
The Company is incorporated for an unlimited duration. It may be dissolved at any time and without cause by a resolution of the general meeting of shareholders, adopted in the manner required for an amendment of these articles of association.
Article 3 Object
3.1.The Company's primary purpose is the creation, holding, development and realization of a portfolio, consisting of interests and rights of any kind and of any other form of investment in entities in the Grand Duchy of Luxembourg and in foreign entities, whether such entities exist or are to be created, especially by way of subscription, acquisition by purchase, sale or exchange of securities or rights of any kind whatsoever, such as equity instruments, debt instruments, patents and licenses, as well as the administration and control of such portfolio.
3.2.The Company may further grant any form of security for the performance of any obligations of the Company or of any entity in which it holds a direct or indirect interest or right of any kind or in which the Company has invested in any other manner or which forms part of the same group of entities as the Company and lend funds or otherwise assist any entity in which it holds a direct or indirect interest or right of any kind or in which the Company has invested in any other manner or which forms part of the same group of companies as the Company.
3.3.The Company may borrow in any form and may issue any kind of notes, bonds and debentures and generally issue any debt, equity and/or hybrid or other securities of any kind in accordance with Luxembourg law.
3.4.The Company may carry out any commercial, industrial, financial, real estate, technical, intellectual property or other activities which it may deem useful in accomplishment of these purposes.
Article 4 Registered office
4.1The Company's registered office is established in the city of Luxembourg, Grand Duchy of Luxembourg. The Company's registered office may be transferred by a resolution of the board of directors within the same municipality.
4.2It may be transferred to any other municipality in the Grand Duchy of Luxembourg by means of a resolution of the general meeting of shareholders.
4.3Branches or other offices may be established either in the Grand Duchy of Luxembourg or abroad by a resolution of the board of directors.
B.SHARE CAPITAL - COMMON SHARES - REGISTER OF COMMON SHARES - OWNERSHIP AND TRANSFER OF COMMON
SHARES
Article 5 Share capital
5.1.The Company has a share capital of fifty million two hundred sixty-nine thousand seventy-six US dollars and forty cents (USD 50,269,076.40) represented by forty-one million eight hundred ninety thousand eight hundred ninety seven (41,890,897) common shares having a nominal value of one US dollar and twenty cents (USD 1.20) per common share.
5.3.The Company's issued share capital may be (i) increased by a resolution of the board of directors (or delegate thereof) in accordance with articles 6.1 and 6.2 of these articles of association or (ii) increased or reduced by a resolution of the general meeting of shareholders, adopted in the manner required for an amendment of these articles of association.
Article 6 Authorized capital
6.1The Company’s authorized capital, excluding the Company's share capital, is set at three million forty-two thousand nine hundred twenty-two US dollars and eighty cents (USD 3,042,922.80) consisting in two million five hundred thirty-five thousand seven hundred sixty-nine (2,535,769) common shares having a nominal value of one US dollar and twenty cents (USD 1.20) per common share.
6.2The board of directors is authorized to issue common shares, to grant options to subscribe for common shares and to issue any other instruments convertible into, or giving rights to, common shares within the limit of the authorized share capital, to such persons and on such terms as it shall see fit, and specifically to carry out such issue or issues without reserving a pre-emptive subscription right for the existing shareholders during a period of time from the date of the extraordinary general meeting of shareholders held on 3 April 2020 and ending on the fifth (5th) anniversary of the date of the extraordinary general meeting of shareholders held on 3 April 2020. Such common shares may be issued above, at or below market value, above or at nominal value, or by way of incorporation of available reserves (including premium). The general meeting has authorized the board of directors to waive, suppress or limit any pre-emptive subscription rights of shareholders to the extent the board deems such waiver, suppression or limitation advisable for any issue or issues of common shares within the scope of the Company’s authorized (un-issued) share capital. This authorization may be renewed, amended or extended by resolution of the general meeting of shareholders adopted in the manner required for an amendment of these articles of association. Upon an issue of shares within the authorized share capital, the board shall have the present articles of association amended accordingly.
6.3The authorized capital of the Company may be increased or reduced by a resolution of the general meeting of shareholders adopted in the manner required for amendments of these articles of association.
Article 7 Common shares
7.1The Company’s share capital is divided into common shares, each of them having the same nominal value. The common shares of the Company are shall remain in registered form only.
7.2The Company may have one or several shareholders.
7.3No fractional common shares shall be issued or exist.
7.4Within the limits and conditions laid down by the Law, the Company may repurchase its own common shares and may hold them in treasury.
7.5A register of common shares will be kept by the Company and will be available for inspection by any shareholder. Ownership of registered common shares will be established by inscription in the said register or in the event separate registrars have been appointed pursuant to article 7.6, in such separate register(s). Without prejudice to the conditions for transfer by book entries provided for in article 7.8 of these articles of association, a transfer of registered common shares shall be carried out by means of a declaration of transfer entered in the relevant register, dated and signed by the transferor and the transferee or by their duly authorized representatives or by the Company upon notification of the transfer or acceptance of the transfer by the Company. The Company may accept and enter in the relevant register a transfer on the basis of correspondence or other documents recording the agreement between the transferor and the transferee.
7.6The Company may appoint registrars in different jurisdictions who will each maintain a separate register for the registered common shares entered therein and the holders of common shares may elect to be entered in one of the registers and to be transferred from time to time from one register to another register. The board of directors may however impose transfer restrictions for common shares that are registered, listed, quoted, dealt in or have been placed in certain jurisdictions in compliance with the requirements applicable therein. A transfer to the register kept at the Company's registered office may always be requested.
7.7Subject to the provisions of article 7.8 and article 7.10, the Company may consider the person in whose name the registered common shares are registered in the register of shareholders as the full owner of such registered common shares. In the event that a holder of registered common shares does not provide an address in writing to which all notices or announcements from the Company may be sent, the Company may permit a notice to this effect to be entered into the register of shareholders and such holder’s address will be deemed to be at the registered office of the Company or such other address as may be so entered by the Company from time to time, until a different address shall be provided to the Company by such holder in writing. The holder may, at any time, change his address as entered in the register of shareholders by means of written notification to the Company.
7.8The common shares may be held by a holder (the “Holder”) through a securities settlement system or a Depository (as this term is defined below). The Holder of common shares held in such fungible securities accounts has the same rights and obligations as if such Holder held the common shares directly. The common shares held through a securities settlement system or a Depository shall be recorded in an account opened in the name of the Holder and may be transferred from one account to another in accordance with customary procedures for the transfer of securities in book-entry form. However, the Company will make dividend payments, if any, and any other payments in cash, common shares or other securities, if any, only to the securities settlement system or Depository recorded in the register of shareholders or in accordance with the instructions of such securities settlement system or Depository. Such payment will grant full discharge of the Company’s obligations in this respect.
7.9In connection with a general meeting, the board of directors may decide that no entry shall be made in the register of shareholders and no notice of a transfer shall be recognized by the Company and the registrar(s) during the period starting on the Record Date (as hereinafter defined) and ending on the closing of such general meeting.
7.10All communications and notices to be given to a registered shareholder shall be deemed validly made if made to the latest address communicated by the shareholder to the Company in accordance with article
7.7 or, if no address has been communicated by the shareholder, the registered office of the Company or such other address as may be so entered by the Company in the register from time to time according to article 7.8.
7.11 Where common shares are recorded in the register of shareholders in the name of or on behalf of a securities settlement system or the operator of such system and recorded as book-entry interests in the accounts of a professional depositary or any sub-depositary (any depositary and any sub-depositary being referred to hereinafter as a “Depositary”), the Company - subject to having received from the Depositary a certificate in proper form - will permit the Depository of such book-entry interests to exercise the rights attaching to the common shares corresponding to the book-entry interests of the relevant Holder, including receiving notices of general meetings, admission to and voting at general meetings, and shall consider the Depository to be the holder of the common shares corresponding to the book-entry interests for purposes of this article 7 of the present articles of association. The board of directors may determine the formal requirements with which such certificates must comply.
Article 8 Ownership of common shares
8.1The Company will recognize only one (1) holder per common share. If a common share is owned by several persons, they must designate a single person to be considered as the sole owner of such common share in relation to the Company. The Company is entitled to suspend the exercise of all rights attached to a common share held by several owners until one (1) owner has been designated.
8.2The common shares are freely transferable, subject to the provisions of these articles of association. All rights and obligations attached to any common share are passed to any transferee thereof, except as otherwise provided for herein.
8.2.1As long as the common shares of the Company are admitted to trading on a regulated market (within the meaning of Directive 2014/65/EU) within the territory of the European Economic Area (the “Regulated Market”) the provisions of Directive 2004/25/EC on takeover bids shall apply in the context of any takeover in respect of the Company’s common shares.
If the common shares are no longer admitted to trading on any Regulated Market the following rules shall apply in the context of any takeover in respect of the Company’s common shares.
Any person (such person hereinafter called, the “Bidder”) wishing to acquire by any means (including, but not limited to, the conversion of any financial instrument convertible into common shares), directly or indirectly, common shares (the “Intended Acquisition”) which, when aggregated with his/her/its existing common share holdings, together with any shares held by a person controlling the Bidder, controlled by the Bidder and/or under common control with the Bidder, represent at least thirty-three point thirty- three percent (33.33%) of the share capital of the Company (the “Threshold”), shall have the obligation to propose an unconditional takeover bid to acquire the entirety of the then-outstanding common shares together with any financial instrument convertible into common shares (the “Takeover Bid”). Each Takeover Bid shall be conducted in accordance with the procedure stipulated under clauses (i) through (vii) hereof (the “Takeover Bid Procedure”) and shall also be conducted in conformity and compliance with the laws and regulations in the jurisdictions in which the Company´s common shares or other securities are listed and/or where the Takeover Bid takes place and the rules of the stock exchanges where the Company’s common shares are listed (for the avoidance of doubt excluding any Regulated Market), in each case, applicable to public offers (collectively, the “Applicable Rules”), it being understood that, to the extent any such requirements impose stricter rules or regulations upon the Bidder, such stricter rules and regulations shall be complied with by Bidder.
(i)The Bidder shall notify the Company in writing about the Intended Acquisition and the Takeover Bid (the “Takeover Notice”), at least fifteen
(15) Luxembourg business days (or such shorter period as is required under Applicable Rules) in advance of the commencement date thereof (such notification date, the “Takeover Notice Date”). A Takeover Notice shall also be required regarding any agreement or memorandum of understanding that the Bidder intends to enter into with a holder of common shares and/or financial instrument convertible into common shares whereby, under certain circumstances, due to such agreement or memorandum of understanding, the Bidder would become the holder of common shares resulting the Threshold being attained or exceeded (hereinafter called “Prior Agreement”). In addition to complying with the Applicable Rules, such Takeover Notice shall include the following minimum information, subject to the inclusion of any additional information as may be required under the Applicable Rules: (A) The Bidder’s identification, nationality and domicile. If the Bidder is made up of a group of individuals or entities, the identification and domicile of each member of the group and of the managing officer of each entity forming part of the group; (B) The consideration offered for the common shares and the financial instruments convertible into common shares and the source of funds to pay such consideration. (C) The scheduled expiration date of the Takeover Bid period, whether it can be extended, and if so, how long the extension may be and according to which procedure the extension shall be made; (D) A statement by the Bidder indicating the exact dates before and after which the holders of common shares and financial instruments convertible into common shares, who have validly tendered their common shares and/or financial instruments convertible into common shares subject to the Takeover Bid regime, shall be entitled to withdraw them, how the common shares and the financial instruments convertible into common shares thus tendered shall be accepted, and how the withdrawal of the common shares and the financial instruments convertible into common shares from sale under the Takeover Bid regime shall be carried out; (E) Any additional information, including the Bidder’s financial or accounting statements, as the Company may reasonably request or which may be necessary so as to avoid the above Takeover Notice from leading to erroneous conclusions or when the information submitted is incomplete or insufficient.
(ii)On the Takeover Notice Date, the Company shall mail to each holder of common shares and financial instruments convertible into common shares, at the Bidder’s cost and expense, a copy of the Takeover Notice. In the case of registered holders of common shares and/or financial instrument convertible into common shares, the Takeover Notice will be sent by registered mail and in case of common shares and financial instrument convertible into common shares held through a brokerage account, the Takeover Notice will be mailed to the relevant brokers through the Depository agent.
(iii)On the Takeover Notice Date, the Bidder shall publish a notice containing the information stated in paragraph (i). Subject to applicable legal provisions, the Takeover Notice shall be published in two (2) major newspapers of the Grand Duchy of Luxembourg and in the City of New York,
U.S.A. or such longer period as required under Applicable Laws.
(iv)The consideration for each common share and financial instrument convertible into common shares payable to each holder thereof shall be the same, shall be payable in cash only, and shall not be lower than the highest of the following prices:
(A)the highest price per common shares and financial instrument convertible into common shares paid by the Bidder, or on behalf thereof, in relation to any acquisition of common shares and the financial instruments convertible into common shares within the twelve months period immediately preceding the Takeover Notice, adjusted as a consequence of any division of shares, stock dividend, subdivision or reclassification affecting or related to common shares and/or the financial instruments convertible into common shares; or
(B)the highest closing sale price, during the sixty-day period immediately preceding the Takeover Notice, of a common share of the Company as quoted by the New York Stock Exchange, in each case as adjusted as a consequence of any division of shares, stock dividend, subdivision or reclassification affecting or related to common shares and financial instrument convertible into common shares.
(vi)The Takeover Bid shall be open for a minimum period of at least twenty (20) Luxembourg business days as from the date the Takeover Bid was commenced.
(vii)The Bidder shall acquire all common shares and financial instruments convertible into common shares that are validly tendered (and not withdrawn) before the expiration date of the Takeover Bid in accordance with the provisions of these articles of association governing Takeover Bids.
(viii)Once the Takeover Bid Procedure has been completed, the Bidder may execute the Prior Agreement, if any, regardless of the number of common shares and financial instrument convertible into common shares purchased. The Prior Agreement, if any, shall be executed within thirty (30) days following the closing of the Takeover Bid; otherwise, it shall be necessary to repeat the Takeover Bid Procedure provided for in this article in order to execute the Prior Agreement.
8.2.2If the terms of article 8.2.1 hereof are not complied with, the Bidder shall be forbidden to acquire common shares, whether directly or indirectly, by any means (including, but not limited to, the conversion of any financial instrument convertible into common shares) or instrument if, as a result of such acquisition, the Bidder (when aggregated with any shares held by a person controlling the Bidder, controlled by the Bidder and/or under common control with the Bidder) becomes the holder of common shares which, in addition to its prior holdings represent, in the aggregate, at least thirty-three point thirty-three percent (33.33%) of the share capital of the Company. The Board of Directors shall suspend any right to vote or to receive dividends or any other kind of distributions attached to common shares acquired in breach of the provisions of article 8.2.1 and none of these common shares shall be counted in determining the presence of a quorum at any meeting of shareholders of the Company, until such common shares are sold. In addition, if the terms of article 8.2.1 hereof are not complied with, the Company may consider any transfer of common shares acquired in breach of the provisions of article 8.2.1 to be invalid in which case none of the Company, any registrar or Depository shall enter such transfer into the relevant registers and books of the Company.

8.2.3If a holder of any financial instrument convertible into common shares contemplating an Intended Acquisition fails to comply with the terms of article 8.2.1 hereof, the Board of Directors may refuse the conversion into common shares of the portion of any such convertible instruments which, if converted, would result in that person becoming the holder of common shares in the reach or in excess of the Threshold.
8.2.4For the purposes of this article 8.2, the term “indirectly” shall include the Bidder’s parent companies, the companies controlled by the Bidder or that would end up under its control as a consequence of any Takeover, Takeover Bid or Prior Agreement, as the case may be, that would grant at the same time the control of the Company, the companies submitted to the common control of the Bidder and other persons acting jointly with the Bidder; likewise, the holdings any person has through trusts or other similar mechanisms shall be included.
C.GENERAL MEETING OF SHAREHOLDERS
Article 9 Powers of the general meeting of shareholders
The shareholders exercise their collective rights in the general meeting of shareholders. Any regularly constituted general meeting of shareholders of the Company represents the entire body of shareholders of the Company. It shall have the broadest powers to authorize, order, carry out or ratify acts relating to the Company.
Article 10 Convening general meetings of shareholders
10.1The general meeting of shareholders of the Company may at any time be convened by the board of directors, to be held at such place and on such date as specified in the convening notice of such meeting.
10.2The general meeting of shareholders must be convened by the board of directors, upon request in written indicating the agenda, addressed to the board of directors by one or several shareholders representing at least ten percent (10%) of the Company´s issued share capital. In such case, a general meeting of shareholders must be convened and shall be held within a period of one (1) month from receipt of such request. Shareholder(s) holding at least five percent (5%) of the Company´s issued share capital may request the addition of one or several items to the agenda of any general meeting of shareholders and propose resolutions. Such requests must be received at the Company´s registered office by registered mails at least twenty-two (22) days before the date of such meeting.
10.3The annual general meeting of shareholders shall be held within six (6) months of the end of each financial year in Luxembourg, at the registered office of the Company or at such other place as may be specified in the convening notice of such meeting.
10.4Other general meetings of shareholders may be held at such place and time as may be specified in the respective notice of meeting.
10.5General meetings of shareholders shall be convened in accordance with the provisions of the Law and if the common shares of the Company are listed on a foreign stock exchange, in accordance with the requirements of such foreign stock exchange applicable to the Company.
10.6If the common shares of the Company are not listed on any foreign stock exchange, all shareholders recorded in the register of shareholders on the date of the general meeting of the shareholders are entitled to be admitted to the general meeting of shareholders.
10.7If the common shares of the Company are listed on a stock exchange, all shareholders recorded in any register of shareholders of the

Company are entitled to be admitted and vote at the general meeting of shareholders based on the number of shares they hold on a date and time preceding the general meeting of shareholders as the record date for admission to the general meeting of shareholders (the “Record Date”), which the board of directors may determine as specified in the convening notice.
10.8Any shareholder, Holder or Depositary, as the case may be, who wishes to attend the general meeting must inform the Company thereof no later than on the third business day preceding the date of such general meeting, or by any other date which the board of directors may determine and as specified in the convening notice, in a manner to be determined by the board of directors in the convening notice. In case of common shares held through the operator of a securities settlement system or with a Depositary designated by such Depositary, a holder of common shares wishing to attend a general meeting of shareholders should receive from such operator or Depositary a certificate certifying the number of common shares recorded in the relevant account on the Record Date. The certificate should be submitted to the Company no later than three (3) business days prior to the date of such general meeting. If the shareholder votes by means of a proxy, the proxy shall be deposited at the registered office of the Company or with any agent of the Company, duly authorized to receive such proxies, at the same time. The board of directors may set a shorter period for the submission of the certificate or the proxy in which case this will be specified in the convening notice.
10.9If all shareholders are present or represented at a general meeting of shareholders and state that they have been informed of the agenda of the meeting, the general meeting of shareholders may be held without prior notice.
Article 11 Conduct of general meetings of shareholders
11.1A board of the meeting shall be formed at any general meeting of shareholders, composed of a chairman, a secretary and a scrutineer, each of whom shall be appointed by the general meeting of shareholders and who do not need to be shareholders. The board of the meeting shall ensure that the meeting is held in accordance with applicable rules and, in particular, in compliance with the rules in relation to convening the meeting, quorum, if any, and majority requirements, vote tallying and representation of shareholders.
11.2An attendance list must be kept for any general meeting of shareholders.
11.3Each common share entitles the holder thereof to one vote, subject to the provisions of the Law. Unless otherwise required by applicable law or by these articles of association, resolutions at a general meeting of shareholders duly convened are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstention and nil votes will not be taken into account.
11.4A shareholder may act at any general meeting of shareholders by appointing another person, shareholder or not, as his proxy in writing by a signed document transmitted by mail or facsimile or by any other means of communication authorized by the board of directors. One person may represent several or even all shareholders.
11.5Shareholders who participate in a general meeting of shareholders by conference call, video-conference or by any other means of communication authorized by the board of directors, which allows such shareholder’s identification and which allows that all the persons taking part in the meeting hear one another on a continuous basis and may effectively participate in the meeting, are deemed to be present for the computation of quorum and majority, subject to such means of communication being made available at the place of the meeting.
11.6Each shareholder may vote at a general meeting of shareholders through a signed voting form sent by mail or facsimile or by any other means of communication authorized by the board of directors and delivered to the Company’s registered office or to the address specified in the convening notice. The shareholders may only use voting forms provided by the Company which contain at least the place, date and time of the meeting, the agenda of the meeting, the proposals submitted to the resolution of the meeting, as well as for each proposal three boxes allowing the shareholder to vote in favor of or against the proposed resolution or to abstain from voting thereon by ticking the appropriate boxes. The Company will only take into account voting forms received no later than three (3) business days prior to the date of the general meeting of shareholders to which they relate. The board of directors may set a shorter period for the submission of the voting forms.
11.7The board of directors may determine further conditions that must be fulfilled by the shareholders for them to take part in any general meeting of shareholders.
Article 12 Amendments of the articles of association
Subject to the provisions of the Law and of these articles of association, any amendment of the articles of association requires a majority of at least two-thirds (2/3) of the votes validly cast at a general meeting at which at least half (1/2) of the issued share capital is represented. In case the second condition is not satisfied, a second meeting may be convened in accordance with the Law, which may validly deliberate regardless of the proportion of the issued share capital of the Company represented at such meeting and at which resolutions are taken at a majority of at least two-thirds (2/3) of the votes validly cast. Abstention and nil votes will not be taken into account for the calculation of the majority.
Article 13 Adjourning general meetings of shareholders
The board of directors may adjourn any general meeting of shareholders already commenced, including any general meeting convened in order to resolve on an amendment of the articles of association, for a period of four (4) weeks. The board of directors must adjourn any general meeting of shareholders already commenced if so required by one or several shareholders representing in the aggregate at least twenty per cent (20%) of the Company’s issued share capital. By such an adjournment of a general meeting of shareholders already commenced, any resolution already adopted in such meeting will be cancelled. For the avoidance of doubt, once a meeting has been adjourned pursuant to the second sentence of this article 13, the board of directors shall not be required to adjourn such meeting a second time.
Article 14 Minutes of general meetings of shareholders
The board of any general meeting of shareholders shall draw up minutes of the meeting which shall be signed by the members of the board of the meeting as well as by any shareholder who requests to do so. Any copy and excerpt of such original minutes to be produced in judicial proceedings or to be delivered to any third party shall be signed by the chairman or the co-chairman of the board of directors or by any two of its members.
D.MANAGEMENT Article 15 Board of directors
15.1The Company shall be managed by a board of directors, whose members may but do not need to be shareholders of the Company. The board of directors is vested with the broadest powers to take any actions necessary or useful to fulfill the Company’s corporate purpose, with the exception of the actions reserved by law or these articles of association to the general meeting of shareholders.
15.2In accordance with article 60 of the Law, the Company’s daily management and the Company’s representation in connection with such daily management may be delegated to one or several members of the board of directors or to any other person(s) appointed by the board of directors, who may but are not required to be shareholders or not, acting alone or jointly. Their appointment, revocation and powers shall be determined by a resolution of the board of directors.
15.3The board of directors may also grant special powers by notarized proxy or private instrument to any person(s) acting alone or jointly with others as agent of the Company.
15.4The board of directors is composed of a minimum of seven (7) directors and a maximum of fifteen (15) directors. The board of directors must choose from among its members a chairman of the board of directors. It may also choose a co-chairman and it may choose a secretary, who does not need to be a shareholder or a member of the board of directors.
Article 16 Election and removal of directors and term of the office

16.1Directors shall be elected by the general meeting of
shareholders, and shall be appointed for a period up to four (4) years; provided however that directors shall be elected on a staggered basis, with one third (1/3) of the directors being elected each year and; provided, further that such term may be exceeded by a period up to the annual general meeting held following the fourth anniversary of the appointment. Each elected director shall hold office until his or her successor is elected. If a legal entity is elected director of the Company, such legal entity must designate an individual as permanent representative who shall execute this role in the name and for the account of the legal entity. The relevant legal entity may only remove its permanent representative if it appoints a successor at the same time. An individual may only be a permanent representative of one director and may not be a director at the same time.
16.2Any director may be removed at any time without cause or prior notice by the general meeting of shareholders.
16.3Directors shall be eligible for re-election indefinitely.
16.4If a vacancy in the office of a member of the board of directors because of death, legal incapacity, bankruptcy, retirement or otherwise occurs, such vacancy may be filled on a temporary basis by a person designated by the remaining board members until the next general meeting of shareholders, which shall resolve on a permanent appointment.
Article 17 Convening meetings of the board of directors
17.1The board of directors shall meet following notice validly given by the chairman or by any two (2) of its members at the place indicated in the notice of the meeting as described in the next paragraph.

17.1Written notice of any meeting of the board of directors must be given to the directors at least five (5) days in advance of the date scheduled for the meeting by mail, facsimile, electronic mail or any other means of communication, except in case of emergency, in which case the nature and the reasons of such emergency must be indicated in the notice. Such convening notice is not necessary in case of assent to waive such requirement of each director in writing by mail, facsimile, electronic mail or by any other means of communication, a copy of such document being sufficient proof thereof. Also, a convening notice is not required for a board meeting to be held at a time and location determined in a prior resolution adopted by the board of directors. No convening notice shall furthermore be required in case all members of the board of directors are present or represented at a meeting of the board of directors or in the case of resolutions in writing pursuant to these articles of association.
Article 18 Conduct of meetings of the board of directors
18.1The chairman of the board of directors shall preside at all meetings of the board of directors. In the absence of the chairman, the board of directors may appoint another director as chairman pro tempore.
18.2The board of directors can act and deliberate validly only if at least the majority of its members are present or represented at a meeting of the board of directors.
18.3Resolutions are adopted with the approval of a majority of the members present or represented at a meeting of the board of directors. In case of a tie, the chairman of the board of directors shall have a casting (deciding) vote. In the absence of the chairman of the board of directors, the director who has been appointed as chairman pro tempore of the meeting shall not have a casting (deciding) vote.
18.4Any director may act at any meeting of the board of directors by appointing any other director as proxy in writing by mail, facsimile, electronic mail or by any other means of communication. Any director may represent one or several other directors.
18.5Any director who participates in a meeting of the board of directors by conference-call, videoconference or by any other means of communication which allows such director’s identification and which allows that all the persons taking part in the meeting hear one another on a continuous basis and may effectively participate in the meeting, is deemed to be present for the computation of quorum and majority. A meeting of the board of directors held through such means of communication is deemed to be held at the Company’s registered office.
18.6The board of directors may unanimously pass resolutions in writing which shall have the same effect as resolutions passed at a meeting of the board duly convened and held. Such resolutions in writing are passed when dated and signed by all directors on a single document or on multiple counterparts, a copy of a signature sent by mail, facsimile or a similar means of communication being sufficient proof thereof. The single document showing all signatures or the entirety of the signed counterparts, as the case may be, will form the instrument giving evidence of the passing of the resolutions and the date of the resolutions shall be the date of the last signature.
18.7The secretary or, if no secretary has been appointed, the chairman which was present at a meeting, shall draw up minutes of the meeting of the board of directors, which shall be signed by the chairman or by the secretary, as the case may be, or by any two directors.

Article 19 Committees of the board of directors
The board of directors may establish one or more committees, including without limitation, an audit committee, a nominating and corporate governance committee and a compensation committee, and for which it shall, if one or more of such committees are set up, appoint the members who may be but do not need to be members of the board of directors (subject always, if the common shares of the Company are listed on a foreign stock exchange, to the requirements of such foreign stock exchange applicable to the Company and/or of such regulatory authority competent in relation to such listing), determine the purpose, powers and authorities as well as the procedures and such other rules as may be applicable thereto.
Article 20 Dealings with third parties
The Company will be bound towards third parties in all circumstances by (i) the sole signature of the chairman of the board of directors, (ii) joint signatures of any two directors or (iii) by the joint signatures or the sole signature of any person(s) to whom such signatory power has been granted by the board of directors, within the limits of such authorization.
With respect to matters that constitute daily management of the Company, the Company will be bound towards third parties by the sole signature of (i) the administrateur délégué or délégué à la gestion journalière (“Chief Executive Officer” or “CEO”), (ii) the directeur financier (“Chief Financial Officer” or “CFO”) or (iii) any other person(s) to whom such power in relation to the daily management of the Company has been delegated in accordance with article 15 hereof, acting alone or jointly in accordance with the rules of such delegation, if any has(ve) been appointed.
Article 21 Indemnification
21.1The members of the board of directors are not held personally liable for the indebtedness or other obligations of the Company. As agents of the Company, they are responsible for the performance of their duties. Subject to the exceptions and limitations listed in article 21.2 and mandatory provisions of law, every person who is, or has been, a member of the board of directors or officer of the Company shall be indemnified by the Company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding which he becomes involved as a party or otherwise by virtue of his being or having been such a director or officer and against amounts paid or incurred by him in the settlement thereof. The words “claim”, “action”, “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” shall include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities.
21.2No indemnification shall be provided to any director or officer
(i) against any liability to the Company or its shareholders by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (ii) with respect to any matter as to which he shall have been finally adjudicated to have acted in bad faith and not in the interest of the Company or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the board of directors.
21.3The right of indemnification herein provided shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect or limit any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law. The Company shall specifically be entitled to provide contractual indemnification to and may purchase and maintain insurance for any corporate personnel, including directors and officers of the Company, as the Company may decide upon from time to time.
21.4Expenses in connection with the preparation and representation of a defense of any claim, action, suit or proceeding of the character described in this article 21 shall be advanced by the Company prior to final disposition thereof upon receipt of any undertaking by or on behalf of the officer or director, to repay such amount if it is ultimately determined that he is not entitled to indemnification under this article.
Article 22 Conflicts of interest
22.1Any director who has, directly or indirectly, a conflicting interest in a transaction submitted to the approval of the board of directors which conflicts with the Company’s interest, must inform the board of directors of such conflict of interest and must have his declaration recorded in the minutes of the board meeting. The relevant director may not take part in the discussions on and may not vote on the relevant transaction. A special report shall be made on any transactions in which any of the directors may have had an interest conflicting with that of the Company, at the next general meeting, before any resolution is put in vote.
22.2No contract or other transaction between the Company and any other company or firm shall be affected or invalidated by the fact that any one or more of the directors or officers of the Company is interested in, or is a director, associate, officer, agent, adviser or employee of such other company or firm. Any director or officer who serves as a director, officer or employee or otherwise of any company or firm with which the Company shall contract or otherwise engage in business shall not, by reason of such affiliation with such other company or firm only, be prevented from considering and voting or acting upon any matters with respect to such contract or other business.
E.AUDITORS Article 23 Auditor(s)
23.1The Company’s annual accounts shall be audited by one or more approved independent auditors (réviseurs d’entreprises agréés), appointed by the general meeting of shareholders at the board of directors’ recommendation (acting on the recommendation of the audit committee, if any). The general meeting of shareholders shall determine the number of auditor(s) and the term of their office which shall not exceed one (1) year and may be renewed for successive one (1) year periods.
23.2An auditor may be dismissed at any time with cause (or with his approval) by the general meeting of shareholders. An auditor may be reappointed.
F.FINANCIAL YEAR – PROFITS – INTERIM DIVIDENDS Article 24 Financial year
The Company’s financial year shall begin on the first (1) January of each year and shall terminate on the thirty-first (31st) December of the same year.

Article 25 Profits
25.1At the end of each financial year, the accounts are closed and the board of directors shall draw up or shall cause to be drawn up an inventory of assets and liabilities, the balance sheet and the profit and loss accounts in accordance with the Law.
25.2From the Company’s annual net profits five per cent (5%) at least shall be allocated to the Company’s legal reserve. This allocation ceases to be mandatory as soon and as long as the aggregate amount of the Company’s legal reserve amounts to ten per cent (10%) of the Company’s issued share capital. Sums contributed to the Company by shareholders may also be allocated to the legal reserve. In the case of a share capital reduction, the Company’s legal reserve may be reduced in proportion so that it does not exceed ten per cent (10%) of the issued share capital.
25.3The annual general meeting of shareholders determines upon proposal of the board of directors how the remainder of the annual net profits will be allocated.
25.4Dividends which have not been claimed within five (5) years after the date on which they became due and payable revert back to the Company.
Article 26 Interim dividends – Share premium and additional premiums
26.1The board of directors may declare and pay interim dividends in accordance with the provisions of the Law.
26.2Any share premium, additional premiums or other distributable reserve may be freely distributed to the shareholders (including by interim dividends) subject to the provisions of the Law.
G.LIQUIDATION Article 27 Liquidation
27.1In the event of the Company’s dissolution, the liquidation shall be carried out by one or several liquidators, individuals or legal entities, appointed by the general meeting of shareholders resolving on the Company’s dissolution which shall determine the liquidator’s/liquidators’ powers and remuneration. Unless otherwise provided, the liquidator or liquidators shall have the most extensive powers for the realization of the assets and payment of the liabilities of the Company.
27.2The surplus resulting from the realization of the assets and the payment of all liabilities shall be distributed among the shareholders in proportion to the number of common shares of the Company held by them.
H.GOVERNING LAW Article 28    Governing law
All matters not governed by these articles of association shall be determined in accordance with the Law.
SUIT LA TRADUCTION FRANÇAISE DE CE QUI PRECEDE
A.DENOMINATION - OBJET - DURÉE - SIÈGE SOCIAL Article 1.    Dénomination
Il existe une société anonyme sous la dénomination « GLOBANT
S.A. » (ci-après la « Société ») qui sera régie par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la « Loi »), ainsi que par les présents statuts.

Article 2. Durée
La Société est constituée pour une durée illimitée. Elle pourra être dissoute à tout moment et sans cause par une décision de l’assemblée générale des actionnaires, prise aux conditions requises pour une modification des présents statuts.
Article 3. Objet
3.1La Société a pour objet principal la création, la détention, le développement et la réalisation d'un portefeuille, constitué de participations et de droits de toute nature et de toute autre forme d'investissement dans des entités dans le Grand-Duché de Luxembourg et dans des entités étrangères, que ces entités soient préexistantes ou qui seront constituées, notamment par voie de souscription, d’acquisition par achat, de cession ou d’échange de titres ou de droits de quelque nature que ce soit, tels que des titres de participation, des titres de créance, des brevets et des licences, ainsi que la gestion et le contrôle de ce portefeuille.
3.2La Société peut également accorder toute forme de garantie pour l'exécution de toute obligation de la Société ou de toute entité dans laquelle elle détient une participation ou droit direct ou indirect de toute nature, ou dans laquelle la Société a investi sous quelque forme que ce soit, ou qui fait partie du même groupe d'entités que la Société et prêter des fonds ou assister autrement toute entité dans laquelle elle détient une participation ou droit direct ou indirect de toute nature ou dans laquelle la Société a investi sous quelque forme que ce soit, ou qui fait partie du même groupe d'entités que la Société.
3.3La Société peut emprunter sous toute forme et émettre toute sorte d’obligations ainsi que, de manière générale émettre toute sorte de titres de créance, de titres de participation et/ou de titres hybrides ou autres conformément au droit luxembourgeois.
3.4La Société pourra exercer toute activité commerciale, industrielle, financière, immobilière, technique, de propriété intellectuelle ou d’autres activités qu’elle estimera utiles pour l’accomplissement de ces objets.
Article 4. Siège social
4.1Le siège social de la Société est établi dans la ville de Luxembourg, Grand-Duché de Luxembourg. Le siège social pourra être transféré au sein de la même commune par décision du conseil d’administration.
4.2Il pourra être transféré dans toute autre commune du Grand- Duché de Luxembourg par décision de l'assemblée générale des actionnaires.
4.3Des succursales ou bureaux peuvent être créés, tant au Grand- Duché de Luxembourg qu'à l'étranger, par décision du conseil d’administration.
B.CAPITAL SOCIAL – ACTIONS – REGISTRE DES ACTIONS – PROPRIETE ET TRANSFERT DES ACTIONS
Article 5. Capital social
5.1. Le capital social est fixé à cinquante millions deux cent soixante-neuf mille soixante-seize US dollars et quarante cents (USD 50.269.076,40) et est représenté par quarante-et-un million huit cent quatre- vingt-dix mille huit cent quatre-vingt-dix-sept (41,890,897) actions ordinaires d’une valeur nominale d’un US dollar et vingt cents (USD 1,20) chacune.
5.2 Le capital social émis de la Société peut être (i) augmenté par une décision du conseil d’administration (ou d’un délégué de celui-ci) conformément aux articles 6.1 et 6.2 des présents statuts ou (ii) augmenté

ou réduit par une décision de l’assemblée générale des actionnaires, adoptée selon les conditions requises pour une modification des présents statuts.
Article 6. Capital autorisé
6.1Le capital autorisé de la Société, excluant le capital social émis, est fixé à un montant de trois millions quarante-deux mille neuf cent vingt-deux US dollars et quatre-vingt cents (USD 3.042.922,80) divisé en deux millions cinq cent trente-cinq mille sept cent soixante-neuf (2.535.769) actions ordinaires ayant une valeur nominale d’un US dollar et vingt cents (USD 1,20) chacune.
6.2Le conseil d'administration est autorisé à émettre des actions ordinaires, à accorder des options de souscription d'actions ordinaires et à émettre tous autres instruments convertibles en, ou donnant droit à des, actions ordinaires dans la limite du capital social autorisé au profit de personnes et dans les conditions qu'il jugera opportunes, et plus précisément de procéder à une telle émission ou de telles émissions sans qu’un droit préférentiel de souscription aux actions nouvelles ne soit réservé aux actionnaires existants pour une période commençant à la date de l'assemblée générale extraordinaire des actionnaires du 3 avril 2020 et se terminant au cinquième (5e) anniversaire de la date de l'assemblée générale extraordinaire des actionnaires du 3 avril 2020. Ces actions peuvent être émises à une valeur excédant ou en-deçà de la valeur du marché, au-dessus de ou à la valeur nominale ou par incorporation de réserves disponibles (y compris la prime d’émission). L'assemblée générale a expressément autorisé le conseil d'administration à renoncer, supprimer ou limiter tous droits préférentiels de souscription d’actionnaires dans la mesure où ce dernier jugera cette renonciation, suppression ou limitation opportune pour toute émission ou émissions d'actions ordinaires dans la limite du capital social autorisé (non-émis) de la Société. Cette autorisation peut être renouvelée, modifiée ou prolongée par une décision de l'assemblée générale des actionnaires adoptée aux conditions requises pour la modification des statuts. Après une émission d'actions dans le cadre du capital social autorisé, le conseil d'administration veillera à ce que les présents statuts soient modifiés en conséquence.
6.3Le capital autorisé (non-émis) de la Société peut être augmenté ou réduit par une décision de l’assemblée générale des actionnaires, adoptée aux conditions requises pour la modification des statuts.
Article 7. Actions
7.1Le capital social de la Société est divisé en actions ordinaires ayant chacune la même valeur nominale. Les actions ordinaires de la Société sont et devront être uniquement sous forme nominative.
7.2La Société peut avoir un ou plusieurs actionnaires.
7.3Aucune fraction d’actions ordinaires ne peut exister ou être émise.
7.4Dans les limites et dans les conditions définies par la Loi, la Société peut racheter ses propres actions et les conserver.
7.5Un registre des actions ordinaires sera tenu par la Société et mis à disposition aux fins de vérification par tout actionnaire. La propriété des actions nominatives sera établie par l’inscription sur ledit registre ou dans le cas où des teneurs de registres séparés ont été nommés conformément à l'article 7.6, dans ce(s) registre(s) séparé(s). Sans préjudice des conditions de transfert par inscriptions prévues à l'article 7.8 de ces statuts, un transfert d'actions nominatives devra être effectué au moyen d'une déclaration de transfert inscrite dans le registre concerné, datée et signée par le cédant et le cessionnaire ou par leurs représentants dûment autorisés ou par la Société suite à la notification de la cession ou de l'acceptation de la cession par la Société. La Société peut accepter et inscrire un transfert dans le registre approprié sur la base d’une correspondance ou de tout autre document actant un accord entre le cédant et le cessionnaire.
7.6La Société peut nommer des teneurs de registre dans différentes juridictions qui tiendront chacun un registre séparé pour les actions nominatives y inscrites et les détenteurs d'actions ordinaires pourront choisir d'être inscrits dans l'un des registres et d'être transférés au fil du temps d'un registre à un autre registre. Le conseil d'administration peut toutefois imposer des restrictions au transfert pour les actions ordinaires inscrites, cotées, traitées ou placées dans certaines juridictions conformément aux exigences applicables dans ces juridictions. Un transfert vers le registre tenu au siège social de la Société peut toujours être demandé.
7.7Sous réserve des dispositions de l'article 7.8 et l'article 7.10, la Société peut considérer la personne au nom de laquelle les actions nominatives sont inscrites dans le registre des actionnaires comme étant le propriétaire unique desdites actions nominatives. Dans le cas où un détenteur d'actions nominatives ne fournit pas d'adresse à laquelle toutes les notifications et avis de la Société pourront être envoyés, la Société pourra inscrire ce fait dans le registre des actionnaire et l'adresse de ce détenteur sera considérée comme étant au siège social de la Société ou à tout autre adresse que la Société pourra inscrire au fil du temps jusqu'à ce que ce détenteur ait fourni par écrit une adresse différente à la Société. Le détenteur peut, à tout moment, changer son adresse telle qu'elle figure dans le registre des actionnaires au moyen d'une notification écrite à envoyer à la Société.
7.8Les actions ordinaires peuvent être tenues par un porteur (le
«Porteur») à travers un système de compensation ou d'un Dépositaire (tel que ce terme est défini ci-dessous). Le Porteur d'actions ordinaires détenues dans ces comptes de titres fongibles a les mêmes droits et obligations que si ce Porteur détenait directement les actions ordinaires. Les actions ordinaires détenues au travers d’un système de compensation ou d'un Dépositaire doivent être consignées dans un compte ouvert au nom du Porteur et peuvent être transférées d'un compte à un autre, conformément aux procédures habituelles pour le transfert de titres sous forme d'inscription en compte. Toutefois, la Société versera les dividendes, s’il y en a, ainsi que tout autre paiement en espèces, actions ou autres titres, s’il y en a, uniquement au profit du système de compensation ou du Dépositaire inscrits dans le registre des actionnaires ou conformément aux instructions de ce système de compensation ou Dépositaire. Ce paiement déchargera complètement la Société de ses obligations à cet égard.
7.9Dans le cadre d'une assemblée générale, le conseil d'administration peut décider qu’aucune entrée ne soit faite dans le registre des actionnaires et aucun avis de transfert ne soit reconnu par la Société et le(s) teneur(s) de registre durant la période commençant à la Date d’Inscription (telle que définie ci-après) et se terminant à la clôture de cette assemblée générale.
7.10Toutes les communications et avis à donner à un actionnaire inscrit sont réputés valablement faits s’ils sont faits à la dernière adresse communiquée par l'actionnaire à la Société conformément à l'article 7.7 ou, si aucune adresse n'a été communiquée par l'actionnaire, le siège social de la Société ou à une autre adresse qui pourra être inscrite par la Société dans le registre au fil du temps conformément à l'article 7.8.

7.11Lorsque les actions ordinaires sont enregistrées dans le registre des actionnaires au nom et pour le compte d’un système de compensation ou de l’opérateur d’un tel système et enregistré comme entrée dans les comptes d’un dépositaire professionnel ou d’un sous-dépositaire (tout dépositaire et sous-dépositaire désigné ci-après comme un «Dépositaire»), la Société – sous réserve d'avoir reçu du Dépositaire un certificat en bonne et due forme – permettra au Dépositaire de telles entrées en compte d'exercer les droits attachés aux actions ordinaires correspondant aux entrées en compte du Porteur concerné, y compris de recevoir les convocations aux assemblées générales, l'admission et le vote aux assemblées générales et doit considérer le Dépositaire comme étant le Porteur des actions ordinaires correspondant aux entrées compte aux fins du présent article 7 des présents statuts. Le conseil d'administration peut déterminer les conditions de forme auxquelles devront répondre ces certificats.
Article 8 Propriété des actions
8.1La Société ne reconnaît qu'un seul (1) titulaire par action ordinaire. Si une action ordinaire est détenue par plusieurs personnes, elles devront désigner une personne qui sera considérée comme seule propriétaire de cette action ordinaire vis-à-vis de la Société. La Société aura le droit de suspendre l'exercice de tous les droits attachés à une action ordinaire détenue par plusieurs personnes, jusqu'à ce qu'un (1) propriétaire ait été désigné.
8.2Les actions ordinaires sont librement cessibles, sauf disposition contraire des présents statuts. Tous les droits et obligations attachés à une action ordinaire seront transférés à tout cessionnaire sous réserve d’une disposition contraire des présents statuts.
8.2.1Tant que les actions ordinaires de la Société sont admises à la négociation sur un marché réglementé (au sens de la directive 2014/65/UE) sur le territoire de l'Espace Economique Européen (le "Marché Réglementé"), les dispositions de la directive 2004/25/CE sur les offres publiques d'acquisition s'appliquent dans le cadre de toute prise de contrôle portant sur les actions ordinaires de la Société.
Si les actions ordinaires ne sont plus admises à la négociation sur un Marché Réglementé, les règles suivantes s'appliqueront dans le cadre de toute prise de contrôle portant sur les actions ordinaires de la Société.
Toute personne (cette personne étant ci-après appelée l’ "Offrant") qui désire acquérir par quelque moyen que ce soit (y compris, mais sans s'y limiter, la conversion de tout instrument financier convertible en actions ordinaires), directement ou indirectement, des actions ordinaires (l'"Acquisition Envisagée") qui, une fois ses actions ordinaires existantes regroupées avec les actions détenues par une personne contrôlant l'Offrant, contrôlée par l’Offrant et/ou sous contrôle commun avec l’Offrant, représentent au moins trente-trois virgule trente-trois pour cent (33,33%) du capital social de la Société (le "Seuil"), aura l'obligation de proposer une offre inconditionnelle d'acquisition pour acquérir la totalité des actions ordinaires alors en circulation ainsi que tout instrument financier convertible en actions ordinaires (l'"Offre Publique d’Acquisition"). Chaque Offre Publique d’Acquisition sera menée conformément à la procédure stipulée aux points
(i)à (vii) du présent article (la "Procédure d'Offre Publique d’Acquisition") et sera également menée dans le respect de et en conformité avec les lois et règlements des juridictions dans lesquelles les actions ordinaires ou autres titres de la Société sont cotés et/ou dans lesquelles l'Offre Publique

d’Acquisition a lieu et les règles des bourses où sont cotées les actions ordinaires de la Société (afin d’éviter tout doute, hors tout Marché Réglementé), dans chaque cas, applicables aux offres publiques (collectivement, les "Règles Applicables"), étant entendu que, dans la mesure où de telles exigences imposeraient à l’Offrant des règles ou réglementations plus strictes, ces règles et réglementations plus strictes devront être respectées par l’Offrant.
(i)L'Offrant notifiera par écrit à la Société l'Acquisition Envisagée et l'Offre Publique d’Acquisition (la "Notification d'Offre"), au moins quinze
(15) jours ouvrables luxembourgeois (ou tout autre délai plus court requis par les Règles Applicables) avant la date de son commencement (cette date de notification, la "Date de la Notification d'Offre"). Une Notification d’Offre sera également requise pour tout accord ou tout protocole d'entente que l'Offrant a l'intention de conclure avec un détenteur d'actions ordinaires et/ou d'instruments financiers convertibles en actions ordinaires aux termes duquel, dans certaines circonstances, en raison de cet accord ou protocole d’entente, l'Offrant deviendrait le détenteur d'actions ordinaires résultant dans l’atteinte du Seuil ou son dépassement (ci-après appelé "Accord Préalable"). En plus de se conformer aux Règles Applicables, la Notification d’Offre devra comprendre les renseignements minimaux suivants, sous réserve de l’insertion de tout renseignement supplémentaire qui pourrait être exigé en vertu des Règles Applicables : (A) L'identification, la nationalité et le domicile de l’Offrant. Si l’Offrant est composé d'un groupe de personnes physiques ou morales, l'identification et le domicile de chaque membre du groupe et du directeur général de chaque entité faisant partie du groupe ; (B) la contrepartie offerte pour les actions ordinaires et les instruments financiers convertibles en actions ordinaires et la source des fonds pour payer cette contrepartie. (C) La date d'expiration prévue de la période de l'Offre Publique d’Acquisition, si elle peut être prolongée et, dans l'affirmative, quelle peut être la durée de la prolongation et selon quelle procédure cette prolongation doit être effectuée ; (D) Une déclaration de l'Offrant indiquant les dates exactes avant et après lesquelles les détenteurs d'actions ordinaires et d'instruments financiers convertibles en actions ordinaires, qui ont valablement offert leurs actions ordinaires et/ou leurs instruments financiers convertibles en actions ordinaires dans le cadre du régime de l'Offre d'Achat, auront le droit de les retirer, la manière selon laquelle les actions ordinaires et les instruments financiers convertis en actions ordinaires ainsi offerts seront acceptés ainsi que la manière dont le retrait des actions ordinaires et des instruments financiers convertis en actions ordinaires des ventes effectuées dans le cadre de l'Offre doit être effectué ; (E) Toute information supplémentaire, y compris les états financiers ou comptables de l'Offrant, que la Société pourrait raisonnablement demander ou qui pourrait être nécessaire afin d'éviter que la Notification d’Offre ci-dessus ne mène à des conclusions erronées ou lorsque l'information soumise est incomplète ou insuffisante.
(ii)À la Date de Notification d’Offre, la Société enverra par courrier à chaque détenteur d'actions ordinaires et d'instruments financiers convertibles en actions ordinaires, aux frais de l’Offrant, un exemplaire de la Notification d’Offre. Dans le cas des détenteurs nominatifs d'actions ordinaires et/ou d'instruments financiers convertibles en actions ordinaires, la Notification d’Offre sera envoyée par courrier recommandé et, dans le cas des actions ordinaires et des instruments financiers convertibles en actions ordinaires détenus dans un compte de courtage, la Notification d’Offre sera envoyée aux courtiers concernés par l'entremise de l'agent dépositaire.
(iii)À la Date de la Notification d’Offre, l'Offrant devra publier un avis contenant les informations mentionnées au paragraphe (i). Sous réserve des dispositions légales applicables, la Notification d’Offre sera publiée dans deux (2) grands journaux du Grand-Duché de Luxembourg et dans la ville de New York, États-Unis, ou dans un délai plus long si les lois applicables le requièrent.
iv) La contrepartie pour chaque action ordinaire et chaque instrument financier convertible en actions ordinaires payable à chaque détenteur devra être la même, devra être payable en espèces seulement et ne devra pas être inférieure au plus élevé des prix suivants :
(A)le prix le plus élevé par action ordinaire et instrument financier convertible en actions ordinaires payé par l'Offrant, ou pour son compte, relativement à toute acquisition d'actions ordinaires et aux instruments financiers convertibles en actions ordinaires au cours de la période de douze mois précédant immédiatement la Notification d’Offre, ajusté par suite d'une division des actions, d'un dividende en actions, d’un fractionnement ou d'un reclassement touchant les actions ordinaires et/ou les instruments financiers convertibles en actions ordinaires ; ou
(B)le cours de clôture le plus élevé, au cours de la période de soixante jours précédant immédiatement la Notification l’Offre, d'une action ordinaire de la Société cotée à la Bourse de New York, dans chaque cas ajusté par suite d'une division d'actions, d'un dividende en actions, d'un fractionnement ou d'une reclassification touchant ou lié aux actions ordinaires et à un instrument financier convertible en actions ordinaires.
(v)L'Offre Publique d’Acquisition sera ouverte pendant une période minimale d'au moins vingt (20) jours ouvrables luxembourgeois à compter de la date à laquelle l'Offre Publique d’Acquisition aura été introduite.
(vi)L'Offrant devra acquérir toutes les actions ordinaires et tous les instruments financiers convertibles en actions ordinaires qui seront valablement offerts (et non retirés) avant la date d'expiration de l'Offre Publique d’Acquisition conformément aux dispositions des présents statuts régissant les Offres Publiques d'Acquisition.
(vii)Une fois la procédure d’Offre Publique d’Acquisition terminée, l'Offrant pourra signer l’Accord Préalable, s’il y en a un, quel que soit le nombre d'actions ordinaires et d'instruments financiers convertibles en actions ordinaires acquises. L’Accord Préalable, le cas échéant, sera signé dans les trente (30) jours suivant la clôture de l'Offre Publique d'Acquisition
; dans le cas contraire, il sera nécessaire de répéter la procédure d'Offre Publique d'Acquisition prévue au présent article afin de signer l’Accord Préalable.
8.2.2Si les termes de l'article 8.2.1 ne sont pas respectés, il sera interdit à l’Offrant d'acquérir des actions ordinaires, directement ou indirectement, par quelque moyen que ce soit (y compris, mais sans s'y limiter, la conversion de tout instrument financier convertible en actions ordinaires) ou instrument si, en conséquence de cette acquisition, l'Offrant (lorsqu'il est regroupé avec les actions détenues par une personne qui contrôle l’Offrant, contrôlée par l'Offrant et/ou sous le contrôle commun de l'Offrant) deviendrait le détenteur d'actions ordinaires qui, en plus de ses détentions préexistantes, représenteraient au total au moins trente-trois virgule trente-trois pour cent (33,33%) du capital social de la Société. Le conseil d'administration suspendra tout droit de vote ou de recevoir des dividendes ou autres distributions de quelque nature que ce soit attachés aux actions ordinaires acquises en violation des dispositions de l'article 8.2.1 et aucune de ces actions ordinaires ne pourra être prise en compte pour déterminer si le quorum est atteint à une assemblée des actionnaires de la Société, tant que ces actions ordinaires ne seront pas vendues. En outre, si les conditions de l'article 8.2.1 des présents statuts ne sont pas respectées, la Société pourra considérer tout transfert d'actions ordinaires acquises en violation des dispositions de l'article 8.2.1 comme non valide, auquel cas aucun administrateur ou dépositaire de la Société, quel qu'il soit, ne pourra inscrire ce transfert dans les registres et livres pertinents de la Société
8.2.3Si le détenteur d'un instrument financier convertible en actions ordinaires qui envisage une Acquisition Envisagée ne se conforme pas aux modalités de l'article 8.2.1 des présents statuts, le conseil d'administration pourra refuser la conversion en actions ordinaires de la partie de ces instruments convertibles qui, en cas de conversion, résulterait en ce que cette personne devienne la détentrice d'actions ordinaires atteignant ou dépassant le Seuil.
8.2.4Aux fins du présent article 8.2, le terme "indirectement" comprendra les sociétés mères de l'Offrant, les sociétés contrôlées par l'Offrant ou qui se retrouveraient sous son contrôle à la suite de toute Acquisition, Offre Publique d’Acquisition ou Accord Préalable, selon le cas, qui accorderait en même temps le contrôle de la Société, les sociétés soumises au contrôle commun de l'Offrant et les autres personnes agissant conjointement avec l’Offrant ; seront également incluses les détentions que pourrait avoir une personne par l'entremise de trusts ou autres mécanismes similaires.
C.ASSEMBLEES GENERALES DES ACTIONNAIRES Article 9.        Pouvoirs    de    l’assemblée    générale    des
actionnaires
Les actionnaires exercent leurs droits collectifs en assemblée générale d’actionnaires. Toute assemblée générale d’actionnaires de la Société régulièrement constituée représente l’ensemble des actionnaires de la Société. L’assemblée générale des actionnaires a les pouvoirs les plus étendus pour autoriser, ordonner, réaliser ou ratifier des actes relatifs à la Société.
Article 10. Convocation des assemblées générales d’actionnaires
10.1L'assemblée générale des actionnaires de la Société peut, à tout moment, être convoquée par le conseil d'administration, au lieu et date fixés dans la convocation à une telle assemblée.
10.2L'assemblée générale des actionnaires doit obligatoirement être convoquée par le conseil d'administration sur demande écrite, comportant l'ordre du jour, d'un ou plusieurs actionnaires représentant au moins dix pour cent (10%) du capital social de la Société. Dans ce cas, l'assemblée générale des actionnaires doit être convoquée et tenue dans un délai d'un (1) mois à compter de la réception de cette demande. L'(es) actionnaire(s) représentant au moins cinq pour cent (5%) du capital social émis de la Société peuvent demander l'ajout d'un ou plusieurs points à l'ordre du jour de toute assemblée générale des actionnaires. Une telle demande doit être reçue au siège social de la Société par lettre recommandée au moins vingt-deux (22) jours avant la date de l'assemblée.
10.3L'assemblée générale annuelle des actionnaires doit être tenue dans les six (6) mois suivant la fin de chaque exercice social au Luxembourg,

au siège social de la Société ou à tout autre endroit tel qu'indiqué dans la convocation à cette assemblée.
10.4D’autres assemblées générales d’actionnaires pourront se tenir au lieu et à l’heure indiquée dans les convocations correspondantes à l’assemblée générale.
10.5Les assemblées générales des actionnaires sont convoquées conformément aux dispositions de la Loi et si les actions ordinaires de la Société sont cotées sur une bourse étrangère, conformément aux exigences de cette bourse étrangère applicables à la Société.
10.6Si les actions de la Société ne sont pas cotées sur une bourse étrangère, tous les actionnaires inscrits dans le registre des actionnaires à la date de l'assemblée générale des actionnaires ont le droit d'être admis à l'assemblée générale des actionnaires.
10.7Si les actions ordinaires de la Société sont cotées sur une bourse, tous les actionnaires inscrits dans un registre des actionnaires de la Société ont le droit d'être admis et de voter à l'assemblée générale des actionnaires sur base du nombre d’actions ordinaires qu’ils détiennent à une date et une heure avant l'assemblée générale des actionnaires que le conseil d'administration peut déterminer comme la date d’inscription (la «Date d'Inscription») et telle que précisée dans la convocation.
10.8Tout actionnaire, Porteur ou Dépositaire, selon le cas, qui souhaite assister à l'assemblée générale doit en informer la Société au plus tard le troisième jour ouvrable précédant la date de cette assemblée générale, ou jusqu’à toute autre date que le conseil d'administration peut déterminer et telle que précisée dans la convocation, d’une manière devant être déterminée par le conseil d'administration dans l’avis de convocation. Dans le cas d'actions ordinaires détenues par l'opérateur d'un système de compensation ou par un Dépositaire désigné par un tel Dépositaire, un Porteur d'actions ordinaires qui souhaite assister à une assemblée générale des actionnaires doit recevoir de ces opérateurs ou Dépositaires un certificat attestant le nombre d'actions ordinaires inscrites dans le compte correspondant à la Date d’Inscription. Le certificat doit être présenté à la Société au plus tard trois (3) jours ouvrables avant la date de cette assemblée générale. Si l'actionnaire vote au moyen d’une procuration, la procuration doit être déposée au siège social de la Société ou chez tout autre agent de la Société, dûment autorisé à recevoir ces procurations, dans le même temps. Le conseil d'administration peut fixer un délai plus court pour le la présentation du certificat ou de la procuration auquel cas cela sera précisé dans la convocation.
10.9Si tous les actionnaires sont présents ou représentés à une assemblée générale des actionnaires et déclarent qu'ils ont été informés de l'ordre du jour de la réunion, l'assemblée générale des actionnaires peut être tenue sans convocation préalable.
Article 11 Conduite des assemblées générales d’actionnaires
11.1Un bureau de l'assemblée doit être constitué à chaque assemblée générale d’actionnaires, composé d'un président, d'un secrétaire et d'un scrutateur, chacun devant être nommés par l’assemblée générale des actionnaires, sans qu'ils soient nécessairement des actionnaires. Le bureau doit s’assurer que l’assemblée est tenue en conformité avec les règles applicables et, en particulier, en conformité avec les règles relatives à la convocation, au quorum, s’il en existe, au partage des voix et à la représentation des actionnaires.

11.2Une liste de présence doit être tenue à toute assemblée générale d’actionnaires.
11.3Chaque action ordinaire donne droit à une voix en assemblée générale d’actionnaires, sous réserve des dispositions de la Loi. Sauf disposition contraire de la Loi ou des statuts, les décisions prises en assemblée générale d’actionnaires dûment convoquées sont adoptées à la majorité simple des voix valablement exprimées quelle que soit la part du capital social émis de la Société présente ou représentée à l’assemblée générale. Les abstentions et les votes blancs ou nuls ne sont pas pris en compte.
11.4Un actionnaire peut participer à toute assemblée générale des actionnaires en désignant une autre personne, actionnaire ou non, comme son mandataire par écrit au moyen d’un document signé, transmis par courrier, par télécopie, ou par tout autre moyen de communication autorisé par le conseil d’administration. Une personne peut représenter plusieurs voire même tous les actionnaires.
11.5Les actionnaires qui prennent part à une assemblée générale par conférence téléphonique, vidéoconférence ou par tout autre moyen de communication autorisé par le conseil d’administration, permettant leur identification et permettant à toutes les personnes participant à l'assemblée de s'entendre mutuellement sans discontinuité, garantissant une participation effective à l'assemblée, sont réputés être présents pour le calcul du quorum et de la majorité, à condition que de tels moyens de communication soient disponibles sur les lieux de tenue de l'assemblée.
11.6Chaque actionnaire peut voter à une assemblée générale des actionnaires au moyen d'un bulletin de vote signé, envoyé par courrier, télécopie ou tout autre moyen de communication autorisé par le conseil d’administration et délivré au siège social de la Société ou à l'adresse indiquée dans la convocation. Les actionnaires ne peuvent utiliser que les bulletins de vote fournis par la Société qui indiquent au moins le lieu, la date et l'heure de l'assemblée, l'ordre du jour de l'assemblée, les résolutions soumises au vote de l'assemblée, ainsi que pour chaque résolution, trois cases à cocher permettant à l'actionnaire de voter en faveur ou contre la résolution proposée, ou d'exprimer une abstention par rapport à chacune des résolutions proposées, en cochant la case appropriée. La Société ne prendra en compte que des bulletins de vote reçus au plus tard trois (3) jours avant la tenue de l'assemblée générale des actionnaires à laquelle ils se rapportent. Le conseil d’administration peut fixer une durée plus courte pour la présentation des bulletins de vote.
11.7Le conseil d’administration peut définir des conditions supplémentaires qui devront être remplies par les actionnaires afin qu’ils puissent participer à une assemblée générale des actionnaires.
Article 12. Modification des statuts
Sous réserve des dispositions de la Loi et des présents statuts, toute modification des statuts nécessite une majorité d’au moins deux-tiers (2/3) des voix valablement exprimées lors d’une assemblée générale à laquelle au moins la moitié (1/2) du capital social émis de la Société est représentée. Si le quorum n’est pas atteint à une assemblée, une seconde assemblée pourra être convoquée dans les conditions prévues par la Loi, qui pourra alors délibérer quel que soit le capital social émis de la Société représentée à l’assemblé et lors de laquelle les décisions seront adoptées à la majorité d’au moins deux-tiers (2/3) des voix valablement exprimées. Les abstentions et les votes blancs ou nuls ne sont pas pris en compte pour le calcul de la majorité.
Article 13. Prorogation des assemblées générales des actionnaires
Le conseil d’administration peut proroger toute assemblée générale d’actionnaires déjà commencée, y compris toute assemblée générale en vue de statuer sur une modification des statuts, pour une période de quatre (4) semaines. Le conseil d’administration doit proroger toute assemblée générale des actionnaires déjà commencée à la demande d’un ou plusieurs actionnaires représentant au moins vingt pour cent (20%) du capital social de la Société. Lors d’une telle prorogation d’une assemblée générale déjà commencée, toute décision déjà adoptée par l’assemblée générale des actionnaires sera annulée. Pour éviter toute confusion, une fois qu’une assemblée a été prorogée conformément à la deuxième phrase de cet article 13, le conseil d'administration ne sera pas tenu de proroger une telle assemblée une deuxième fois.
Article 14. Procès-verbal des assemblées générales d’actionnaires
Le bureau de toute assemblée générale des actionnaires doit dresser un procès-verbal de l’assemblée qui doit être signé par les membres du bureau de l’assemblée ainsi que par tout actionnaire qui en fait la demande. Toute copie ou extrait de ces procès-verbaux originaux devant être produit(e) dans le cadre de procédures judiciaires ou devant être communiqu(é) à tout tiers devra être signé(e) par le président ou le co-président du conseil d’administration ou par deux membres du conseil d’administration.
D.ADMINISTRATION Article 15. Conseil d’administration
15.1La Société est gérée par un conseil d’administration dont les membres peuvent mais ne doivent pas être des actionnaires de la Société. Le conseil d’administration est investi des pouvoirs les plus étendus pour prendre toute mesure nécessaire ou utile afin de réaliser l’objet social de la Société, à l’exception des pouvoirs réservés par la loi ou par les présents statuts à l’assemblée générale des actionnaires.
15.2La gestion journalière de la Société ainsi que la représentation de la Société en rapport avec cette gestion journalière peut, en conformité avec l’article 60 de la Loi, être déléguée à un ou plusieurs membres du conseil d’administration ou à toute(s) autre(s) personne(s) nommée(s) par le conseil d’administration, qui peuvent mais ne doivent pas être actionnaire, agissant individuellement ou conjointement. Leur nomination, révocation et pouvoirs seront déterminés par une décision du conseil d’administration.
15.3Le conseil d’administration peut également conférer des pouvoirs spéciaux au moyen d’une procuration authentique ou d’un acte sous seing privé, à toute personne agissant seule ou conjointement avec d’autres en qualité de mandataires de la Société.
15.4Le conseil d’administration est composé au minimum de sept (7) administrateurs et au maximum quinze (15) administrateurs. Le conseil d’administration doit choisir parmi ces membres un président du conseil d’administration. Il peut aussi choisir un co-président et il peut choisir un secrétaire qui n’a pas besoin d’être un actionnaire ou un membre du conseil d’administration.

Article 16. Nomination, révocation et durée des mandats des administrateurs
16.1Les administrateurs sont nommés par l’assemblée générale des actionnaires pour un mandat allant jusqu’à quatre (4) ans ; étant entendu toutefois que les administrateurs doivent être élus sur une base échelonnée, avec un tiers (1/3) des administrateurs étant élus chaque année et; étant encore entendu que cette période peut être dépassée d’une période allant jusqu'à l'assemblée générale annuelle se tenant après le quatrième anniversaire de la nomination. Chaque administrateur élu doit rester en fonction jusqu'à ce que son successeur soit élu. Si une personne morale est nommée en tant qu’administrateur de la Société, cette personne morale doit désigner une personne physique en qualité de représentant permanent qui doit assurer cette fonction au nom et pour le compte de la personne morale. La personne morale peut révoquer son représentant permanent uniquement si elle nomme simultanément son successeur. Une personne physique peut uniquement être le représentant permanent d’un seul administrateur de la Société et ne peut être simultanément administrateur de la Société.
16.2Chaque administrateur peut être révoqué de ses fonctions à tout moment et sans motif par l’assemblée générale des actionnaires.
16.3Les administrateurs sont rééligibles indéfiniment.
16.4Dans l’hypothèse où un poste d’administrateur deviendrait vacant suite au décès, à l’incapacité juridique, à la faillite, à la retraite ou autre, cette vacance pourra être comblée à titre temporaire par les administrateurs restants jusqu’à la prochaine assemblée générale d’actionnaires, appelée à statuer sur la nomination permanente.
Article 17. Convocation aux conseils d’administration
17.1Le conseil d’administration se réunit sur convocation valablement donnée par le président ou par deux (2) administrateurs au lieu défini dans la convocation décrite dans le paragraphe ci-dessous.
17.2Une convocation écrite à toute réunion du conseil d’administration doit être adressée aux administrateurs cinq (5) jours au moins avant la date prévue pour la réunion par écrit, par télécopie, courrier électronique ou tout autre moyen de communication, sauf en cas d’urgence, auquel cas la nature et les motifs de cette urgence devront être exposés dans la convocation. L'avis de convocation n'est pas nécessaire dans le cas d’une renonciation à cette exigence de chaque administrateur par écrit par courrier, télécopie, courrier électronique ou par tout autre moyen de communication, une copie de ce document étant une preuve suffisante. De la même manière, aucune convocation préalable ne sera exigée pour toute réunion du conseil d’administration dont l’heure et l’endroit auront été déterminés dans une décision précédente adoptée par le conseil d’administration. Aucune convocation préalable n’est également requise dans l’hypothèse où tous les membres du conseil d’administration sont présents ou représentés à une réunion du conseil d’administration où dans le cas où des décisions écrites auraient été approuvées et signées par tous les membres du conseil d’administration.
Article 18. Conduite des réunions du conseil d’administration
18.1Le président du conseil d’administration doit présider toute réunion du conseil d’administration. En cas d’absence du président, le conseil d’administration peut nommer un autre administrateur en qualité de président temporaire.

18.2Le conseil d’administration ne peut valablement délibérer ou statuer que si la majorité au moins des administrateurs est présente ou représentée à une réunion du conseil d’administration.
18.3Les décisions sont prises à la majorité des voix des administrateurs présents ou représentés lors de la réunion du conseil d’administration. En cas d’égalité des voix, le président du conseil d’administration a une voix prépondérante. En cas d’absence du président du conseil d’administration, l’administrateur qui aura été nommé président temporaire de la réunion ne dispose pas de voix prépondérante.
18.4Tout administrateur peut participer à toute réunion du conseil d’administration en désignant comme mandataire un autre membre du conseil d’administration par écrit, télécopie, courrier électronique ou tout autre moyen similaire de communication. Tout administrateur peut représenter un ou plusieurs autres administrateurs.
18.5Un administrateur qui participe à une réunion du conseil d’administration, par conférence téléphonique, vidéoconférence ou par tout autre moyen de communication autorisant les membres participant à de telles réunions de s’entendre les uns les autres de manière continue et permettant une participation effective à ces réunions, est considéré être présent et est pris en compte en matière de quorum et de majorité. La participation à une réunion par ces moyens équivaudra à une participation en personne et la réunion devra être considérée comme ayant été tenue au siège social de la Société.
18.6Le conseil d’administration peut à l’unanimité passer des décisions écrites qui auront la même valeur que les décisions prises lors d’une réunion du conseil d’administration dûment convoquée et tenue. De telles décisions écrites sont prises quand datées et signées par les administrateurs sur un document ou sur plusieurs copies, une copie d'une signature envoyée par la poste, par télécopieur ou par un moyen de communication similaire étant une preuve suffisante. Le document unique montrant toutes les signatures ou la totalité des documents signés, le cas échéant, formeront l’instrument qui sera la preuve de l'adoption des résolutions et la date des décisions sera la date de la dernière signature.
18.7Le secrétaire ou, si aucun secrétaire n'a été nommé, le président qui était présent lors d'une réunion, dresse un procès-verbal de la réunion du conseil d'administration, qui doit être signé par le président ou par le secrétaire, selon le cas, ou par deux administrateurs.
Article 19 Comité du conseil d’administration
Le conseil d’administration peut créer un ou plusieurs comités, incluant sans limitation, un comité d’audit, un comité de nomination et de gouvernance d'entreprise et un comité de rémunération, et pour lesquels il doit, si un ou plusieurs de ces comités sont mis en place, nommer les membres qui peuvent, mais ne doivent pas nécessairement, être des membres du conseil d'administration (toujours sous réserve, si les actions ordinaires de la Société sont inscrites à une bourse étrangère, des exigences de cette bourse étrangère applicables à la Société et / ou de l’autorité de régulation compétente en relation avec cette cotation), déterminer le but, les pouvoirs et autorités ainsi que les procédures et les autres règles qui leur seront applicables.
Article 20. Relations avec les tiers
La Société est engagée à l’égard des tiers en toutes circonstances par (i) la signature du président du conseil d’administration, (ii) la signature conjointe de deux (2) administrateurs ou (iii) par la signature conjointe ou la signature unique de toute(s) personne(s) à laquelle (auxquelles) un tel pouvoir aura été délégué par le conseil d’administration dans les limites d’une telle délégation.
Concernant les matières relevant de la gestion journalière de la Société, la Société est engagée à l’égard des tiers par la seule signature de
(i) l’administrateur délégué ou du délégué à la gestion journalière (le
« Délégué à la gestion journalière » ou « CEO »), (ii) le directeur financier (le « Directeur Financier » ou « CFO ») ou (iii) toute(s) personne(s) à quelle (auxquelles) un tel pouvoir en relation avec la gestion journalière de la Société aura été délégué par le conseil d’administration, en accord avec l’article 15 ci-dessus, agissant individuellement ou conjointement en accord avec les termes d’une telle délégation, si tant est qu’une telle personne ait été nommée.
Article 21. Indemnisation
21.1Les membres du conseil d'administration ne sont pas tenus personnellement responsables des dettes ou d'autres obligations de la Société. Comme mandataires de la Société, ils sont responsables de l’exercice de leurs fonctions. Sous réserve des exceptions et limitations prévues à l'article 21.2 et des dispositions impératives de la loi, toute personne qui est, ou a été, membre du conseil d' administration ou dirigeant de la Société sera indemnisé par la Société, dans toute la mesure permise par la loi, contre toute responsabilité et toutes les dépenses raisonnablement engagées ou payées par lui en rapport avec toute réclamation, action, poursuite ou procédure dans lesquelles il est impliqué en tant que partie ou autre, pour être être ou avoir été administrateur ou dirigeant, et les sommes payées ou engagées par lui dans le règlement de celles-ci . Les mots
«demande» , «action », «poursuite» ou «procédure» s'appliqueront à toutes les demandes, actions, poursuites ou procédures (civiles, pénales ou autres, y compris les appels) actuelles ou menacées et les mots « responsabilité » et «dépenses» comprennent, sans limitation les frais d'avocat, les coûts, les jugements, les montants payés en transaction et autres passifs.
21.2Aucune indemnisation ne sera due à tout administrateur ou dirigeant (i) contre toute responsabilité envers la Société ou ses actionnaires en raison de fautes intentionnelles, de mauvaise foi, de négligence grave ou téméraire dans l’exercice de sa fonction ( ii ) à l'égard de toute affaire dans laquelle il aura été finalement condamné pour avoir agi de mauvaise foi et non dans l'intérêt de la Société ou ( iii ) dans le cas d' une transaction, à moins que la transaction ait été approuvée par un tribunal compétent, ou par le conseil d'administration.
21.3Le droit à la présente d'indemnisation ici prévue est séparable, ne doit pas porter atteinte aux droits dont tout administrateur ou dirigeant peut présentement ou plus tard avoir droit et doit continuer pour une personne qui a cessé d'être administrateur ou dirigeant et bénéficiera aux héritiers, exécuteurs testamentaires et administrateurs de cette personne. Aucune disposition des présents statuts ne peut affecter ou limiter les droits à indemnisation dont le personnel, y compris les administrateurs et dirigeants, peuvent avoir droit par contrat ou autrement en vertu de la loi. La Société est expressément habilitée à fournir une indemnisation contractuelle et peut souscrire et maintenir une assurance pour tout le personnel, y compris les administrateurs et dirigeants de la Société, comme elle peut le décider au fil du temps.

21.4Les dépenses liées à la préparation et la représentation d'une défense contre toute réclamation, action, poursuite ou procédure ayant le caractère décrit dans cet article 21 seront avancées par la Société avant toute décision finale sur réception de l’engagement par ou pour le compte d’un/de dirigeant(s) ou d’(un)administrateur(s), de rembourser ce montant s'il est finalement déterminé qu'il n'a pas droit à une indemnisation en vertu du présent article.
Article 22. Conflit d’intérêts
22.1Tout administrateur qui a, directement ou indirectement, lors d’une transaction soumise à l'approbation du conseil d'administration, un intérêt qui est en conflit avec celui de la Société, doit informer le conseil d'administration de ce conflit d'intérêts et doit faire enregistrer sa déclaration dans le procès-verbal de la réunion du conseil d’administration. L’administrateur en question ne peut pas prendre part aux discussions et ne peut pas voter sur la transaction concernée. Un rapport spécial sur les opérations dans lesquelles un des administrateurs aurait eu un intérêt opposé à celui de la Société, doit être présenté lors de la prochaine assemblée générale avant que toute résolution soit mise au vote.
22.2Aucun contrat ou autre transaction entre la Société et toute autre société ne sera affecté ou invalidé par le fait qu'un ou plusieurs administrateurs ou dirigeants de la Société sont intéressés, ou sont administrateurs, associés, dirigeants, agents, conseillers ou employés de cette autre société. Tout administrateur ou dirigeant qui est administrateur, dirigeant ou employé ou autre de toute société avec laquelle la Société contractera ou s’engage, ne doit pas, en raison de son appartenance à cette société, être empêché de voter ou d’agir dans les matières à l'égard de tel contrat ou autre affaire.
E.AUDIT ET SURVEILLANCE DE LA SOCIETE Article 23. Auditeurs
23.1Les comptes annuels de la Société doivent être audités par un ou plusieurs réviseurs d'entreprises agréés, nommés par l'assemblée générale des actionnaires après recommandation du conseil d'administration (agissant sur recommandation du comité d’audit, s’il existe). L'assemblée générale des actionnaires fixe le nombre de réviseur(s) et la durée de leur mandat qui ne peut excéder un (1) an et peut être renouvelé pour des périodes successives d'un (1) an.
23.2Le réviseur peut être révoqué à tout moment avec motif (ou avec son approbation) par l'assemblée générale des actionnaires. Un auditeur peut être reconduit.
F.EXERCICE SOCIAL – AFFECTATION DES BENEFICES – ACOMPTES SUR DIVIDENDES
Article 24. Exercice social
L’exercice social de la Société commence le premier (1) janvier de chaque année et se termine le trente-et-un (31) décembre de la même année.
Article 25. Comptes annuels - Affectation des bénéfices
25.1Au terme de chaque exercice social, les comptes sont clôturés et le conseil d'administration dresse ou fait dresser un inventaire des actifs et passifs de la Société, le bilan et le compte de profits et pertes conformément à la Loi.
25.2Sur les bénéfices annuels nets de la Société, cinq pour cent (5%) au moins seront affectés à la réserve légale. Cette affectation cessera d'être obligatoire dès que le montant total de la réserve légale de la Société

atteindra dix pour cent (10%) du capital social de la Société. Les sommes apportées à la Société par les actionnaires peuvent également être affectées à la réserve légale. En cas de réduction du capital social, la réserve légale de la Société pourra être réduite en proportion afin qu'elle n'excède pas dix pour cent (10%) du capital social.
25.3Sur proposition du conseil d’administration, l'assemblée générale des actionnaires décidera de l’affectation du solde du bénéfice net annuel.
25.4Les dividendes qui n'ont pas été réclamés dans les cinq (5) ans après la date à laquelle ils sont devenus exigibles et payables reviennent à la Société.
Article 26. Acomptes sur dividendes - Prime d'émission et primes assimilées
26.1Le conseil d’administration peut décider de distribuer des acomptes sur dividendes dans le respect des conditions prévues par la Loi.
26.2Toute prime d'émission, prime assimilée ou autre réserve distribuable peuvent être librement distribuées aux actionnaires (y compris par acomptes surdividendes) sous réserve des dispositions de la Loi et des présents statuts.
G.LIQUIDATION
Article 27. Liquidation
27.1En cas de dissolution de la Société, la liquidation sera effectuée par un ou plusieurs liquidateurs, personnes physiques ou morales, nommés par l'assemblée générale des actionnaires ayant décidé la dissolution de la Société et qui fixera les pouvoirs et émoluments de chacun des liquidateurs. Sauf dispositions contraires, le liquidateur ou les liquidateurs disposeront des pouvoirs les plus étendus pour la réalisation de l’actif et le paiement du passif de la Société.
27.2Le surplus résultant de la réalisation de l’actif et du paiement de l’ensemble des dettes sera réparti entre les actionnaires en proportion du nombre des actions ordinaires qu'ils détiennent dans la Société.
H.LOI APPLICABLE
Article 28. Loi applicable
Tout ce qui n’est pas régi par les présents statuts sera déterminé en conformité avec la Loi.
STATUTS COORDONNES, délivrés à la société sur sa demande. Belvaux, le 09 février 2022.

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